Holland & Knight

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Holland & Knight LLP | www.hklaw.com

August 16, 2018

Ladenburg Thalmann Financial Services Inc.

4400 Biscayne Boulevard, 12th Floor

Miami, Florida 33137

Re: Ladenburg Thalmann Financial Services Inc.

Ladies and Gentlemen:

We have acted as special counsel to Ladenburg Thalmann Financial Services Inc., a Florida corporation (the “Company”), in connection with the sale (the “Transaction”) of $60,000,000 aggregate principal amount of the Company’s 7.25% Senior Notes due 2028 (the “Firm Notes”), pursuant to that certain Underwriting Agreement (the “Underwriting Agreement”), dated August 9, 2018, between the Company and Morgan Stanley & Co. LLC, UBS Securities LLC and Ladenburg Thalmann & Co. Inc., as representatives of the underwriters listed on Schedule A thereto (the “Underwriters”). In addition, the Company has granted to the Underwriters the option to purchase from the Company up to an additional $9,000,000 aggregate principal amount of 7.25% Senior Notes due 2028 (the “Additional Notes”), solely to cover overallotments, if any. The Firm Notes and, if and to the extent such option is exercised, the Additional Notes, are hereinafter collectively referred to as the “Notes.” The Notes will be issued under an indenture, dated as of November 21, 2017 (the “Base Indenture”), as supplemented by the Third Supplemental Indenture dated as of August 16, 2018 (the “Third Second Indenture” and, together with the Base Indenture, the “Indenture”), between the Company and U.S. Bank National Association, as trustee (the “Trustee”).

This opinion is furnished to you in connection with the shelf registration statement on Form S-3 (Registration No. 333-216733), initially filed by the Company with the Securities and Exchange Commission (the “Commission”) on March 16, 2017, and declared effective by the Commission on April 27, 2017 (the “Registration Statement”), in accordance with the provisions of the Securities Act of 1933, as amended, and the rules and regulations of the Commission promulgated thereunder (collectively, the “Securities Act”), relating to the issuance and sale of the Notes.

In connection with this opinion, we have examined originals, copies or forms of: (i) the Company’s Articles of Incorporation, as amended, (ii) the Company’s By-laws, (iii) certain resolutions adopted by written consent of the Board of Directors of the Company and committees thereof; (iv) the Registration Statement; (v) the prospectus, dated April 27, 2017 (the “Base Prospectus”), which forms a part of the Registration Statement; (vi) the preliminary prospectus supplement, dated August 9, 2018, relating to the Notes; (vii) the final prospectus supplement, dated August 9, 2018, in the form filed with the Commission pursuant to Rule 424(b) under the Securities Act (the “Prospectus Supplement,” and together with the Base Prospectus and the documents incorporated and deemed to be incorporated by reference therein, herein collectively referred to as the “Prospectus”); (viii) the Underwriting Agreement; (ix) the form of note representing the Notes; (x) the Indenture; and (xi) the documents that are filed as exhibits to the Registration Statement (such documents, the “Documents”). In addition, we have examined such records, documents, certificates of public officials and of the Company, made such inquiries of officers of the Company, and considered such questions of law as we have deemed necessary for the purpose of rendering the opinion set forth herein.

In rendering the opinion set forth herein, we have relied, without investigation, on each of the following assumptions: (a) the legal capacity of each natural person to take all actions required of each such person in connection with the Transaction; (b) the legal existence of each party to the Transaction other than the Company; (c) the power of each party to the Transaction, other than the Company, to execute, deliver and perform the Underwriting Agreement and the Indenture executed and delivered by such party and to do each other act done or to be done by such party; (d) the authorization, execution and delivery by each party, other than the Company, of the Underwriting Agreement and the Indenture; (e) there have been no undisclosed modifications of any provision of any document reviewed by us in connection with the rendering of this opinion letter and no undisclosed prior waiver of any right or remedy contained in the Underwriting Agreement and the Indenture; (f) the genuineness of each signature, the completeness of each document submitted to us as final version thereof, the authenticity of each document reviewed by us as an original, the conformity to the original of each document reviewed by us as a copy and the authenticity of the original of each document received by us as a copy; (g) the truthfulness of each statement as to all factual matters otherwise not known to us to be untruthful contained in any document encompassed within the diligence review undertaken by us; (h) each certificate or other document issued by a public authority is accurate, complete and authentic as of the date of the opinion, and all official public records (including their proper indexing and filing) are accurate and complete; (i) the Transaction and the conduct of the parties to the Transaction comply with any requirement of good faith, fair dealing and conscionability; (j) with respect to the Transaction and the Documents, including the inducement of the parties to enter into and perform their respective obligations thereunder, there has been no mutual mistake of fact or undue influence and there exists no fraud or duress; (k) each Document is the legal, valid and binding obligation of such party, other than the Company, enforceable against such party in accordance with its terms; and (l) the Notes and the Indenture constitute the legal, valid and binding obligations of the Trustee and the Notes have been duly authenticated by the Trustee.

Based upon and subject to the foregoing and to the assumptions, limitations and qualifications contained herein, we are of the opinion that the Notes have been duly authorized and, when executed, authenticated, issued and delivered in the manner set forth in the Indenture against payment for the Notes by the Underwriters pursuant to the Underwriting Agreement, will constitute valid and binding obligations of the Company.

The opinion set forth above is subject to (a) the effects of bankruptcy, insolvency, receivership, preference, fraudulent conveyance, fraudulent transfer, reorganization, moratorium, turn-over, preferential transfer, equitable subordination, automatic stay, conversion of a non-recourse obligation into a recourse obligation, substantive consolidation and other similar laws affecting the rights and remedies of creditors generally, including state laws regarding creditors’ rights, fraudulent transfers and conveyances, and state receivership laws and other similar laws affecting the rights and remedies of creditors generally; (b) general principles of equity, including principles of materiality, commercial reasonableness, good faith and fair dealing and applicable law relating to fiduciary duties (regardless of whether considered and applied in a proceeding in equity or at law); and (c) the discretion of any court before which any proceeding in respect of any Documents or the Transaction may be brought.

We express no opinion as to any consent, approval, authorization or other action or filing necessary for the ongoing operation of the Company or any of its subsidiaries or any of their respective businesses.

We assume no obligation to supplement this opinion if any applicable law changes after the date hereof or if we become aware of any fact that may change the opinion expressed herein after the date hereof.

We express no opinion as to matters governed by any laws other than the substantive laws of the States of Florida and New York and the federal laws of the United States (without reference to choice of law rules), which are in effect on the date hereof.

We consent to the reference to our firm under the caption “Legal Matters” in the Prospectus Supplement included in the Registration Statement and to the filing of this opinion as an exhibit to a current report of the Company on Form 8-K which is incorporated by reference in the Registration Statement and the Prospectus. In giving such consent, we do not thereby admit that we are included within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations promulgated thereunder.

Very truly yours,

/s/ HOLLAND & KNIGHT LLP

HOLLAND & KNIGHT LLP